POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl J. Lukach, Stephen D. Landsman and Tor Liimatainen, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Univar Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.

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Signature	Title	Date

/s/ Stephen D. Newlin Stephen D. Newlin	President and Chief Executive Officer (Principal Executive Officer), Chairman of the Board	May 4, 2017
/s/ Carl J. Lukach Carl J. Lukach	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 4, 2017
/s/ William S. Stavropoulos William S. Stavropoulos	Lead Director	May 4, 2017
/s/ Mark J. Byrne Mark J. Byrne	Director	May 4, 2017
/s/ Richard P. Fox Richard P. Fox	Director	May 4, 2017
/s/Stephen Shapiro Stephen W. Shapiro	Director	May 4, 2017
/s/ Robert L. Wood Robert L. Wood	Director	May 4, 2017
/s/ Edward J. Mooney Edward J. Mooney	Director	May 4, 2017
/s/ Daniel P. Doheny Daniel P. Doheny	Director	May 4, 2017
/s/ Christopher D. Pappas Christopher D. Pappas	Director	May 4, 2017
/s/ David H. Wasserman David H. Wasserman	Director	May 4, 2017
/s/ Juliet Teo Juliet Teo	Director	May 4, 2017